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                                                                  EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-1 of JetBlue Airways Corporation of our reports dated January 25, 2002, except Note 15, as to which the date is March 29, 2002, appearing in the Prospectus, which is a part of the Registration Statement No. 333-83576 of JetBlue Airways Corporation and to the reference to our firm under the caption "Experts" appearing therein.


                                                      /s/ Ernst & Young LLP

New York, New York
April 11, 2002